                                                                  EXHIBIT (q)(2)

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Ward D. Stauffer, Secretary of the above-referenced corporations and trusts, do hereby certify that the following is a true copy of certain resolutions adopted by the Board of Directors or Trustees, as appropriate, of the above-referenced corporations and trusts on March 12, 2008, and that such resolutions have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the
corporations or trusts.

WHEREAS:

  o  Pursuant to a duly-executed Power of Attorney, certain director/trustees and officers of American Century Investment Trust, American Century
     California Tax-Free and Municipal Funds, American Century Target Maturities
     Trust, American Century Municipal Trust, American Century Government Income
     Trust, American Century Quantitative Funds, Inc., American Century
     International Bond Funds, and American Century Variable Portfolios II, Inc.
     (collectively, the "Funds") have appointed Charles A. Etherington, David H.
     Reinmiller, Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine,
     Christine J. Crossley, Kathleen Gunja Nelson, and Daniel K. Richardson,
     each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other documents of the
     Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

  o  Such attorneys-in-fact may, from time to time, sign documents, including registration statements and amendments thereto, on behalf of officers who have appointed them.

RESOLVED, that the director/trustees hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements and amendments thereto, pursuant to the Power of Attorney so executed by the directors/trustees and officers of the Funds.

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of March,
2008.

                                /s/ Ward D. Stauffer
                                ---------------------------------------
                                Ward D. Stauffer
                                Secretary